Exhibit 4

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of [        ], 2005, is by and among: The Galaxy Fund, a Massachusetts business trust, for itself and on behalf of its series Galaxy Government Money Market Fund, Galaxy Institutional Government Money Market Fund, Galaxy Institutional Treasury Money Market Fund, Galaxy Money Market Fund, Galaxy New York Municipal Money Market Fund, Galaxy Tax-Exempt Money Market Fund and Galaxy U.S. Treasury Money Market Fund; Nations Funds Trust, a Delaware statutory trust, for itself and on behalf of its series Columbia Government Plus Reserves, Nations Government Reserves, Nations Money Market Reserves, Nations Tax-Exempt Reserves, Nations Treasury Reserves and Nations New York Tax-Exempt Reserves; and Columbia Management Advisors, Inc.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Sections 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended.  Each reorganization will consist of the transfer of all of the assets of each Acquired Fund to, and the assumption of such Acquired Fund’s liabilities (other than certain expenses of the reorganization contemplated hereby) by, its corresponding Acquiring Fund, in exchange for shares of equal U.S. dollar value of such Acquiring Fund, which shall thereafter promptly be distributed to the shareholders of such Acquired Fund in connection with its liquidation as described in this Agreement and set forth in Schedule A attached hereto.

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.                                       DEFINITIONS

Acquired Fund(s)

Galaxy Government Money Market Fund, Galaxy Institutional Government Money Market Fund, Galaxy Institutional Treasury Money Market Fund, Galaxy Money Market Fund, Galaxy New York Municipal Money Market Fund, Galaxy Tax-Exempt Money Market Fund and Galaxy U.S. Treasury Money Market Fund

Acquired Fund Prospectus	The current prospectus(es) or statement(s) of additional information for an Acquired Fund

Acquired Fund Shareholder(s)	The record holders of Acquired Fund shares as of the close of business on the Valuation Date

Acquiring Fund(s)	Columbia Government Plus Reserves, Nations Government Reserves, Nations Money Market Reserves, Nations Tax-Exempt Reserves, Nations Treasury Reserves and Nations New York Tax-Exempt Reserves

Acquiring Fund Prospectus	The current prospectus(es) or statement(s) of additional information for an Acquiring Fund

Acquisition Shares

The shares of the designated class of an Acquiring Fund to be issued and distributed to the corresponding Acquired Fund class shareholders as part of the Reorganization of the Acquired Fund as shown on Appendix A

Board(s)	The board(s) of trustees of The Galaxy Fund and/or Nations Funds Trust

Board Members	The trustees of The Galaxy Fund

Charter Documents	Any certificate of trust, declaration of trust, code of regulations and any amendments thereto, that govern the operation of The Galaxy Fund or Nations Funds Trust

Closing	The closing of each Reorganization described in Section 4

Closing Date	November 18, 2005

Code	United States Internal Revenue Code of 1986, as amended,

Columbia	Columbia Management Advisors, Inc.

Custodian	State Street Bank and Trust Company

Investments

Each Acquired Fund’s investments shown on the schedule of its investments as of [June 30], 2005, referred to in subparagraph 5.1(f) hereof, as supplemented with such changes in the portfolio as the Acquired Fund shall make, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date

Liquidation Date	A date as soon after the Closing Date as is conveniently practicable

Obligations	All of an Acquired Fund’s liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date

Reorganization(s)	The reorganization(s) of an Acquired Fund by an Acquiring Fund as described in Section 2

SEC	U.S. Securities and Exchange Commission

Valuation Date

The time and date when the value of an Acquired Fund’s assets to be acquired by its corresponding Acquiring Fund hereunder shall be computed, which shall be as of the close of regular trading on the New York Stock Exchange on the business day next preceding the Closing

1933 Act	The Securities Act of 1933

1934 Act	The Securities Exchange Act of 1934

1940 Act	The Investment Company Act of 1940

2.                                       TRANSFER OF ASSETS OF ACQUIRED FUNDS IN EXCHANGE FOR ASSUMPTION OF LIABILITIES.

2.1.                              Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

(a)                                  Each Acquired Fund will transfer and deliver to its corresponding Acquiring Fund, and such Acquiring Fund will acquire, all the assets described in paragraph 2.2 of its corresponding Acquired Fund as set forth in Appendix A;

(b)                                 Each Acquiring Fund will assume all Obligations of its corresponding Acquired Fund; except that expenses of its Reorganization contemplated hereby to be allocated to each Acquired Fund pursuant to paragraph 10.2 shall not be assumed or paid by the Acquiring Fund; and

(c)                                  Each Acquiring Fund will issue and deliver to its corresponding Acquired Fund in exchange for such assets a number of Acquisition Shares equal in U.S. dollar value to the assets exchanged therefor.  Such transactions shall take place at the Closing provided for in Section 4.

2.2.                              The assets of each Acquired Fund to be acquired by its corresponding Acquiring Fund shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets which are owned by the Acquired Fund on the Closing Date and any deferred expenses, other than unamortized organizational expenses, shown as an asset on the books of the Acquired Fund on the Closing Date.  Each Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of The Galaxy Fund’s current and former Board Members and officers, acting in their capacities as such, under The Galaxy Fund’s Charter Documents as in effect as of the date of this Agreement shall survive each Acquired Fund’s Reorganization as obligations of Nations Funds Trust, on behalf of each Acquiring Fund, and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against Nations Funds Trust, on behalf of each Acquiring Fund, their successors or assigns.

2.3.                              On the Liquidation Date, each Acquired Fund will liquidate and distribute pro rata to its Acquired Fund Shareholders, determined as of the close of business on the Valuation Date, Acquisition Shares received by the Acquired Fund pursuant to paragraph 2.1.  Such liquidation and distribution will be accomplished by the transfer of the Acquisition Shares then credited to the account of each Acquired Fund on the books of its corresponding Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders and representing the respective pro rata number of Acquisition Shares due such Acquired Fund Shareholders.

2.4.                              With respect to Acquisition Shares distributable to an Acquired Fund Shareholder holding a certificate or certificates for shares of an Acquired Fund, if any, on the Valuation Date, Nations Funds Trust will not distribute a certificate representing Acquisition Shares exchanged therefor, exchange such Acquisition Shares for shares of other investment companies, effect an account transfer of such Acquisition Shares, or pledge or redeem such Acquisition Shares until Nations Funds Trust has been notified by The Galaxy Fund, on behalf of an Acquired Fund, or its agent that such Acquired Fund Shareholder has surrendered all of his or her outstanding certificates for Acquired Fund shares or, in the event of lost certificates, posted adequate bond.

2.5.                              Promptly following the liquidation of each Acquired Fund and the similar liquidation of all other series of The Galaxy Fund, The Galaxy Fund shall file an application pursuant to Section 8(f) of the 1940 Act, for an order declaring that it has ceased to be an investment company and, upon receipt of such order, shall make all filings and take all other steps as shall be necessary and proper to effect its complete dissolution or termination under state law.  After the Closing Date, no Acquired Fund shall conduct any business except in connection with its liquidation, or The Galaxy Fund’s deregistration and dissolution or termination.

3.                                       VALUATION.

3.1.                              For the purpose of Section 2, the value of an Acquired Fund’s assets to be acquired by its corresponding Acquiring Fund hereunder shall be the net asset value computed as of the close of regular trading on the Valuation Date using the Acquiring Funds’ valuation procedures, and shall be certified by such Acquired Fund.  The net asset value of the Acquisition Shares shall be based on the amortized cost procedures that have been adopted by the Board of Nations Funds Trust.

The net asset value of each Acquired Fund’s assets to be acquired by each corresponding Acquiring Fund shall be based on the amortized cost procedures that have been adopted by the Board of The Galaxy Fund; provided that if the difference between the per share net asset values of an Acquired Fund and the corresponding Acquiring Fund equals or exceeds $0.001 on the Valuation Date, as computed by using market values in accordance with the policies and procedures established by the Acquiring Fund, The Galaxy Fund or Nations Funds Trust shall have the right to postpone the Valuation Date and the Closing Date until such time as the per share difference is less than $0.001.

4.                                       CLOSING AND CLOSING DATE.

4.1.                              The Closing Date shall be November 18, 2005, or such other date as the parties may agree.  The Closing shall be held at 4:00 p.m. at Columbia’s offices, One Financial Center, Boston, Massachusetts 02111, or at such other time and/or place as the parties may agree.

4.2.                              The portfolio securities of each Acquired Fund shall be made available by such Acquired Fund to the Custodian, for examination no later than five business days preceding the Valuation Date.  On the Closing Date, such portfolio securities and all cash of each Acquired Fund shall be delivered by such Acquired Fund to the Custodian for the account of its corresponding Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the 1940 Act and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof.  The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “State Street Bank and Trust Company, custodian for [insert Acquiring Fund name].”

4.3.                              In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of an Acquired Fund or its corresponding Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either The Galaxy Fund, with regard to its Acquired Funds, or Nations Funds Trust, with regard to its Acquiring Funds, upon the giving of written notice to the other party.

4.4.                              At the Closing, each Acquired Fund or its transfer agent shall deliver to its corresponding Acquiring Fund or its designated agent a list of the names and addresses of the Acquired Fund Shareholders and the number of outstanding shares of beneficial interest of the Acquired Fund owned by each Acquired Fund Shareholder, all as of the close of business on the Valuation Date, certified by an officer of The Galaxy Fund, on behalf of the Acquired Fund.  Nations Funds Trust, on behalf of each Acquiring Fund, will provide to the corresponding Acquired Fund evidence satisfactory to the Acquired Fund that the Acquisition Shares to be issued pursuant to paragraph 2.1 have been credited to the Acquired Fund’s account on the books of the Acquiring Fund.  On the Liquidation Date, Nations Funds Trust will provide to each Acquired Fund evidence satisfactory to the Acquired Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of the Acquired Fund Shareholders.

4.5.                              At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by this Agreement.

5.                                       REPRESENTATIONS AND WARRANTIES.

5.1.                              The Galaxy Fund, for itself and on behalf of each Acquired Fund, represents and warrants the following to Nations Funds Trust, on behalf of itself and each Acquiring Fund, as of the date hereof (except where a representation or warranty is qualified as only effective at the Closing Date) and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)                                  The Galaxy Fund is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

(b)                                 The Galaxy Fund is a duly registered investment company classified as a management company of the open-end type and its registration with the SEC as an investment company under the 1940 Act is in full force and effect, and each Acquired Fund is a separate series thereof, duly designated in accordance with the applicable provisions of The Galaxy Fund’s Charter Documents and the 1940 Act;

(c)                                  The Galaxy Fund is not in violation in any material respect of any provision of The Galaxy Fund’s Charter Documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which The Galaxy Fund is a party or by which any Acquired Fund, is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)                                 The Galaxy Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) which if terminated may result in material liability to any Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from any Acquired Fund;

(e)                                  Except as has been disclosed in writing to Nations Funds Trust, or otherwise known by the officers of Nations Funds Trust, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to any Acquired Fund, any of the properties or assets of any Acquired Fund, or any person whom any Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and neither The Galaxy Fund nor any Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)                                    The most recent statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of each Acquired Fund, audited by PricewaterhouseCoopers LLP, copies of which have been furnished to each corresponding Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets referred to above or those incurred in the ordinary course of its business since the end of its most recent fiscal year or fiscal six-month period, whichever is more recent;

(g)                                 Since the end of its most recent fiscal year or fiscal six-month period, whichever is more recent, there has not been any material adverse change in any Acquired Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by any Acquired Fund of indebtedness, except as disclosed in writing to its corresponding Acquiring Fund.  For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(h)                                 As of the Closing Date, all federal and other tax returns and reports of each Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof.  All of each Acquired Fund’s tax liabilities will have been adequately provided for on its books.  To the best of each Acquired Fund’s knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(i)                                     Each Acquired Fund meets the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Section 851 of the Code, and will continue meeting such requirements at all times through the Closing Date.  Each Acquired Fund has not at any time since its inception been liable for, nor is it now liable for, any material income or excise tax pursuant to Section 852 or 4982 of the Code.  Each Acquired Fund has duly filed all federal, state, local and foreign tax returns which are required to have been filed, and all taxes of the Acquired Fund which are due and payable have been paid except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect.  Each Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder;

(j)                                     All issued and outstanding shares of each Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by The Galaxy Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws.  No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of beneficial interest of any Acquired Fund are outstanding and none will be outstanding on the Closing Date;

(k)                                  Each Acquired Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the applicable Acquired Fund Prospectus as in effect from time to time, except as previously disclosed in writing to the Acquiring Fund;

(l)                                     The execution, delivery and performance of this Agreement has been duly authorized by the Board of The Galaxy Fund, and, upon approval thereof by the requisite majority of the shareholders of each Acquired Fund, this Agreement will constitute the valid and binding obligation of the Acquired Fund enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(m)                               The Acquisition Shares to be issued to each Acquired Fund pursuant to Section 2 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund Shareholders as provided in paragraph 2.3;

(n)                                 The information provided by each Acquired Fund for use in the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 6.3 shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations as applicable thereto;

(o)                                 No consent, approval, authorization or order of any court or governmental authority is required for the consummation by any Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, 1940 Act and state securities or “Blue Sky” laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico);

(p)                                 At the Closing Date, each Acquired Fund will have good and marketable title to its assets to be transferred to its corresponding Acquiring Fund pursuant to paragraph 2.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of such Acquired Fund to be transferred to its corresponding Acquiring Fund pursuant to this Agreement.  At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, each Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the Acquiring Fund;

(q)                                 At the Closing Date, each Acquired Fund will have sold such of its assets, if any, as are necessary to assure that, after giving effect to the acquisition of the assets of the Acquired Fund pursuant to this Agreement, each Acquiring Fund will remain a “diversified company” within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the Acquiring Fund Prospectus, as amended through the Closing Date; and

(r)                                    No registration of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either an Acquiring Fund or an Acquired Fund, except as previously disclosed by the Acquired Fund to the Acquiring Fund.

5.2.                              Nations Funds Trust, for itself and on behalf of each Acquiring Fund (except with respect to Columbia Government Plus Reserves, for which only subparagraphs (a)-(f), (k) and (m)-(p) below apply, and except that subparagraph (q) shall apply only to Columbia Government Plus Reserves), represents and warrants the following to each corresponding Acquired Fund as of the date hereof (except where a representation or warranty is qualified as only effective at the Closing Date) and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)                                  Nations Funds Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)                                 Nations Funds Trust is a duly registered investment company classified as a management company of the open-end type and its registration with the SEC as an investment company under the 1940 Act is in full force and effect, and each Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of Nations Funds Trust’s Charter Documents and the 1940 Act;

(c)                                  Each Acquiring Fund Prospectus conforms in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Acquiring Fund is a party that are not referred to in such Prospectus or in the registration statement of which it is a part;

(d)                                 At the Closing Date, each Acquiring Fund will have good and marketable title to its assets;

(e)                                  Nations Funds Trust is not in violation in any material respect of any provisions of its Charter Documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which Nations Funds Trust is a party or by which any Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)                                    Except as has been disclosed in writing to The Galaxy Fund or otherwise known by the officers of The Galaxy Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Nations Funds Trust or any Acquiring Fund, any of the properties or assets of any Acquiring Fund, or any person whom any Acquiring Fund may be obligated to indemnify in connection with such liquidation, proceeding or investigation, and neither Nations Funds Trust nor any Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)                                 The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments, as of and for the year ended March 31, 2005, of each Acquiring Fund, audited by PricewaterhouseCoopers LLP, copies of which have been furnished to the corresponding Acquired Fund, fairly reflect the financial condition and results of operations of the Acquiring Fund as of such date and for the period then ended in accordance with generally accepted accounting principles consistently applied, and each Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets referred to above or those incurred in the ordinary course of its business since such date;

(h)                                 Since March 31, 2005, there has not been any material adverse change in any Acquiring Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by any Acquiring Fund of indebtedness (other than those occurring in the ordinary course of business). For the purposes of this subparagraph (h), changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(i)                                     As of the Closing Date, all federal and other tax returns and reports of each Acquiring Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal and other taxes shown to be due on such returns and reports or any assessments received shall have been paid, or provisions shall have been made for the payment thereof.  All of each Acquiring Fund’s tax liabilities will have been adequately provided for on its books.  To the best of each Acquiring Fund’s knowledge, it will not have not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(j)                                     Each Acquiring Fund meets the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Section 851 of the Code, and will continue meeting such requirements at all times through the Closing Date.  Neither Nations Funds Trust nor any Acquiring Fund has at any time since its inception been liable for, nor is it now liable for, any material income or excise tax pursuant to Section 852 or 4982 of the Code.  Each Acquiring Fund has duly filed all federal, state, local and foreign tax returns which are required to have been filed, and all taxes of each Acquiring

Fund which are due and payable have been paid except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect.  Each Acquiring Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder;

(k)                                  The authorized capital of Nations Funds Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Board may authorize from time to time.  All issued and outstanding shares of each Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by Nations Funds Trust, and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of beneficial interest of any Acquiring Fund are outstanding and none will be outstanding on the Closing Date;

(l)                                     Each Acquiring Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the applicable Acquiring Fund Prospectus as in effect from time to time;

(m)                               The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Nations Funds Trust, and this Agreement constitutes the valid and binding obligation of Nations Funds Trust and each Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(n)                                 The Acquisition Shares to be issued and delivered to each Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued, and will be fully paid and non-assessable by Nations Funds Trust, and no shareholder of Nations Funds Trust will have any preemptive right of subscription or purchase in respect thereof;

(o)                                 The information furnished by each Acquiring Fund for use in the Registration Statement and Prospectus/Proxy Statement referred to in paragraph 6.3 shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations applicable thereto;

(p)                                 No consent, approval, authorization or order of any court or governmental authority is required for the consummation by any Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities or “Blue Sky” laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico); and

(q)                                 With respect to Columbia Government Plus Reserves, such Acquiring Fund (1) has had no operations other than in connection with its organization and the transactions contemplated by this Agreement, and (2) during its first fiscal year of operation and all applicable quarters of such year, intends to meet the requirements of Subchapter M of the Code for qualification as a registered investment company.

6.                                       COVENANTS OF THE ACQUIRED FUNDS AND THE ACQUIRING FUNDS.

The Galaxy Fund, on behalf of itself and where appropriate, on behalf of its Acquired Funds, and Nations Funds Trust, on behalf of itself and its Acquiring Funds, each hereby covenants and agrees with the other as follows:

6.1.                              Each Acquiring Fund and each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.   Notwithstanding the foregoing, each Acquiring Fund and each Acquired Fund shall take all actions necessary to obtain the opinion described in paragraph 9.6.

6.2.                              The Galaxy Fund will call a meeting of the shareholders of each Acquired Fund to be held prior to the Closing Date to consider and act upon this Agreement and take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

6.3.                              In connection with the Acquired Funds’ shareholders’ meeting referred to in paragraph 6.2, Nations Funds Trust, on behalf of each Acquired Fund, will prepare a Prospectus/Proxy Statement for such meeting, to be included in a Registration Statement on Form N-14 (the “Registration Statement”) which Nations Funds Trust will prepare and file for the registration under the 1933 Act of the Acquisition Shares to be distributed to the Acquired Fund Shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act.

6.4.                              The information to be furnished by each Acquired Fund for use in the Registration Statement and the information to be furnished by each corresponding Acquiring Fund for use in the Prospectus/Proxy Statement, each as referred to in paragraph 6.3, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

6.5.                              Each Acquiring Fund will advise its corresponding Acquired Fund promptly if at any time prior to the Closing Date the assets of such Acquired Fund include any securities which the Acquiring Fund is not permitted to acquire.

6.6.                              Subject to the provisions of this Agreement, each Acquired Fund and each Acquiring Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

6.7.                              Nations Funds Trust, on behalf of Columbia Government Plus Reserves, shall file a post-effective amendment to its Registration Statement on Form N-1A with the SEC as promptly as practicable registering the Columbia Government Plus Reserves and its shares under the 1933 Act and 1940 Act, and any supplements and amendments as may be required (the “Nations Post-Effective Amendment”).

6.8.                              Each Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or “Blue Sky” laws as it may deem appropriate in order to continue its operations after the Closing Date.

7.                                       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS.

The obligations of The Galaxy Fund, on behalf of each Acquired Fund, to consummate the transactions provided for herein shall be subject, at its election, to the performance by Nations Funds Trust and each corresponding Acquiring Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.                              Nations Funds Trust, on behalf of each Acquiring Fund, shall have delivered to The Galaxy Fund, on behalf of each corresponding Acquired Fund, a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to The Galaxy Fund and dated as of the Closing Date, to the effect that the representations and warranties of Nations Funds Trust on behalf of each Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that Nations Funds Trust and each Acquiring Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.                              Each Acquired Fund shall have received a favorable opinion of Morrison & Foerster LLP, counsel to Nations Funds Trust, and/or Richards, Layton & Finger, P.A., Delaware counsel to Nations Funds Trust, dated the Closing Date and in a form satisfactory to The Galaxy Fund, to the following effect:

(a)                                  Nations Funds Trust is a statutory trust duly organized and validly existing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry on its business as presently conducted, and each Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and Nations Funds Trust’s Charter Documents;

(b)                                 This Agreement has been duly authorized, executed and delivered on behalf of each Acquiring Fund and, assuming the Registration Statement and the Prospectus/Proxy Statement referred to in paragraph 6.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by The Galaxy Fund on behalf of each Acquired Fund, is the valid and binding obligation of each Acquiring Fund enforceable against each Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)                                  Each Acquiring Fund has the power to assume the liabilities to be assumed by it hereunder and upon consummation of the transactions contemplated hereby such Acquiring Fund will have duly assumed such liabilities;

(d)                                 The Acquisition Shares to be issued for transfer to Acquired Fund Shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares of beneficial interest in each Acquiring Fund, and no shareholder of any Acquiring Fund has any preemptive right of subscription or purchase in respect thereof;

(e)                                  The execution and delivery of this Agreement did not, and the performance by Nations Funds Trust and each Acquiring Fund of their respective obligations hereunder will not, violate Nations Funds Trust’s Charter Documents, or any provision of any agreement known to such counsel to which Nations Funds Trust or an Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Nations Funds Trust or an Acquiring Fund is a party or by which either of them is bound;

(f)                                    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Nations Funds Trust or an Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or “Blue Sky” laws or such as have been obtained;

(g)                                 Such counsel does not know of any legal or governmental proceedings relating to Nations Funds Trust or any Acquiring Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in paragraph 6.3 or the Closing Date required to be described in the Registration Statement which are not described as required;

(h)                                 Nations Funds Trust is registered with the SEC as an investment company under the 1940 Act; and

(i)                                     Except as has been disclosed in writing to The Galaxy Fund, or otherwise known by the officers of The Galaxy Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to Nations Funds Trust or any Acquiring Fund or any of their properties or assets or any person whom any Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and neither Nations Funds Trust nor any Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transaction contemplated hereby.

7.3.                              For the period beginning at the Closing Date and ending not less than six years thereafter, Columbia, its successors and assigns, shall provide, or cause to be provided, liability coverage at least comparable to the liability coverage currently applicable to both former and current Board Members and officers of The Galaxy Fund, covering the actions of such Board Members and officers of The Galaxy Fund for the period they served as such, the cost of which shall be borne by Columbia in the form of expense reimbursements to the Acquiring Funds.

8.                                       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS.

The obligations of Nations Funds Trust, on behalf of each Acquiring Fund, to complete the transactions provided for herein shall be subject, at its election, to the performance by The Galaxy Fund, on behalf of each corresponding Acquired Fund, of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

8.1.                              The Galaxy Fund, on behalf of each Acquired Fund, shall have delivered to Nations Funds Trust, on behalf of each corresponding Acquiring Fund, a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to Nations Funds Trust and dated as of the Closing Date, to the effect that the representations and warranties of The Galaxy Fund, on behalf of each Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that The Galaxy Fund and each Acquired Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date;

8.2.                              Nations Funds Trust shall have received a favorable opinion of Drinker, Biddle & Reath, counsel to The Galaxy Fund, dated the Closing Date and in a form satisfactory to Nations Funds Trust, to the following effect:

(a)                                  The Galaxy Fund is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted;

(b)                                 This Agreement has been duly authorized, executed and delivered on behalf of each Acquired Fund and, assuming the Registration Statement and the Prospectus/Proxy Statement referred to in paragraph 6.3 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by Nations Funds Trust on behalf of each Acquiring Fund, is the valid and binding obligation of each Acquired Fund enforceable against each Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)                                  Each Acquired Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, each Acquired Fund will have duly transferred such assets to its corresponding Acquiring Fund;

(d)                                 The execution and delivery of this Agreement did not, and the performance by The Galaxy Fund and each Acquired Fund of their respective obligations hereunder will not, violate The Galaxy Fund’s Charter Documents, or any provision of any agreement which The Galaxy Fund or an Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which The Galaxy Fund or an Acquired Fund is a party or by which it is bound;

(e)                                  No consent, approval, authorization or order of any court or governmental authority is required for the consummation by The Galaxy Fund or an Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained;

(f)                                    Such counsel does not know of any legal or governmental proceedings relating to The Galaxy Fund or an Acquired Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in paragraph 6.3 or the Closing Date required to be described in the Registration Statement which are not described as required;

(g)                                 The Galaxy Fund is registered with the SEC as an investment company under the 1940 Act; and

(h)                                 Except as has been disclosed in writing to Nations Funds Trust, or otherwise known by the officers of Nations Funds Trust, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to The Galaxy Fund or any Acquired Fund or any of their properties or assets or any person whom any Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and neither The Galaxy Fund nor any Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated thereby.

Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided each other counsel is reasnoably acceptable to Nations Funds Trust.

8.3.                              Except to the extent prohibited by Rule 19b-1 under the 1940 Act, prior to the Closing Date, each Acquired Fund shall have declared one or more distributions, with a record date and ex-distribution date prior to the Closing Date, which, together with all previous distributions, shall have the effect of distributing to the Acquired Fund’s shareholders all of its previously undistributed (i) ”investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) amounts consisting of the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) net capital gain (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before the Closing Date.

8.4.                              Each Acquired Fund shall have furnished to its corresponding Acquiring Fund a certificate, signed by the President (or any Vice President) and the Treasurer of The Galaxy Fund, as to the adjusted tax basis in the hands of such Acquired Fund of the securities delivered to the corresponding Acquiring Fund pursuant to this Agreement.

8.5.                              The custodian of each Acquired Fund shall have delivered to each corresponding Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held by such custodian as of the Valuation Date.

9.                                       FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH OF THE ACQUIRING FUNDS AND ACQUIRED FUNDS.

The respective obligations of each Acquired Fund and each Acquiring Fund hereunder are each subject to the further conditions that on or before the Closing Date:

9.1.                              This Agreement and the transactions contemplated herein shall have received all necessary shareholder approvals at the meeting of shareholders of each Acquired Fund referred to in paragraph 6.2.

9.2.                              On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

9.3.                              All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state “Blue Sky” and securities authorities) deemed necessary by each Acquired Fund or each Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of any Acquiring Fund or any Acquired Fund.

9.4.                              The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.5.                              With respect to the Reorganizations of each of Galaxy Institutional Government Money Market Fund and Galaxy Government Money Market Fund into Columbia Government Plus Reserves, the Nations Post-Effective Amendment referred to in paragraph 6.7 shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.6.                              The Galaxy Fund, for itself and on behalf of its Acquired Funds, and Nations Funds Trust, for itself and on behalf of its Acquiring Funds, shall have received a favorable opinion of Morrison & Foerster LLP satisfactory to each, to the effect that, for federal income tax purposes:

(a)                                  The acquisition by each Acquiring Fund of the assets of its corresponding Acquired Fund in exchange for the Acquiring Fund’s assumption of the liabilities and Obligations of the Acquired Fund and issuance of the Acquisition Shares, followed by the distribution by the Acquired Fund of such Acquisition Shares to the Acquired Fund Shareholders in exchange for their shares of the Acquired Fund, all as provided in Section 2 hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)                                 No gain or loss will be recognized by an Acquired Fund (i) upon the transfer of its assets to the corresponding Acquiring Fund in exchange for the Acquisition Shares and the assumption by the Acquiring Fund of the liabilities and Obligations of the Acquired Fund or (ii) upon the distribution of the Acquisition Shares by the Acquired Fund to the Acquired Fund Shareholders in liquidation, as contemplated in Section 2 hereof;

(c)                                  No gain or loss will be recognized by an Acquiring Fund upon receipt of the assets of the corresponding Acquired Fund in exchange for the assumption of liabilities and Obligations and issuance of the Acquisition Shares as contemplated in Section 2 hereof;

(d)                                 The tax basis of the assets of an Acquired Fund acquired by the corresponding Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the transfer;

(e)                                  The holding periods of the assets of an Acquired Fund in the hands of the corresponding Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;

(f)                                    No gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of all of their Acquired Fund shares for the Acquisition Shares;

(g)                                 The aggregate tax basis of the Acquisition Shares to be received by each Acquired Fund Shareholder will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(h)                                 An Acquired Fund Shareholder’s holding period for the Acquisition Shares to be received will include the period during which the Acquired Fund shares exchanged therefor were held, provided that the Acquired Fund Shareholder held the Acquired Fund shares as a capital asset on the date of the exchange; and

(i)                                     Each Acquiring Fund will succeed to and take into account the items of the corresponding Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

The opinion will be based on certain factual certifications made by officers of The Galaxy Fund and Nations Funds Trust and will also be based on customary assumptions.

Morrison & Foerster LLP will express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.

9.7.                              At any time prior to the Closing, any of the conditions in this Section 9 may be waived jointly by the Board of The Galaxy Fund, on behalf of any Acquired Fund, and the Board of Nations Funds Trust, on behalf of any Acquiring Fund, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of an Acquired Fund or the corresponding Acquiring Fund.

10.                                 BROKERAGE FEES AND EXPENSES.

10.1.                        The Galaxy Fund, on behalf of each Acquired Fund, and Nations Funds Trust, on behalf of each Acquiring Fund, represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2.                        All fees paid to governmental authorities for the registration or qualification of the Acquisition Shares and all transfer agency costs related to the Acquisition Shares shall be allocated to each Acquiring Fund. All fees and expenses related to printing, mailing, solicitation of proxies and tabulation of votes of Acquired Fund shareholders shall be allocated to each Acquired Fund.  All of the other expenses of the transactions, including without limitation, accounting, legal and custodial expenses, contemplated by this Agreement shall be allocated equally between the Acquiring Funds and Acquired Funds.  The expenses detailed above shall be borne as follows:  (a) as to expenses allocable to an Acquired Fund, 100% of such expenses shall be borne by Columbia, in the form of expense reimbursements to the Acquired Funds and (b) as to expenses allocable to the Acquiring Fund, 100% of such expenses shall be borne by Columbia, in the form of expense reimbursements to the Acquiring Funds.

11.                                 ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

11.1.                        The Galaxy Fund, on behalf of each Acquired Fund, and Nations Funds Trust, on behalf of each corresponding Acquiring Fund, agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2.                        The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 2.1, 2.2, 2.3, 2.5, 6.4 and 7.3 and Sections 10, 11, 14 and 15.

12.                                 TERMINATION.

12.1.                        This Agreement may be terminated by the mutual agreement by the Board of The Galaxy Fund, on behalf of the Acquired Funds, and the Board of Nations Funds Trust, on behalf of the Acquiring Funds.  In addition, any party to the Agreement may at its option terminate this Agreement at or prior to the Closing Date because:

(a)                                  Of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)                                 A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met;

(c)                                  Any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this subparagraph (c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied; or

(d)                                 If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2006, this Agreement shall automatically terminate on that date unless a later date is agreed to by both The Galaxy Fund and Nations Funds Trust.

12.2.                        If for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

13.                                 AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of The Galaxy Fund, on behalf of the Acquired Funds, or by the authorized officers of Nations Funds Trust, on behalf of the corresponding Acquiring Funds; provided, however, that following the shareholders’ meeting called by The Galaxy Fund pursuant to paragraph 6.2 no such amendment may have the effect of changing the provisions for determining the number of the Acquisition Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such Acquired Fund Shareholders without their further approval.  At any time prior to the Closing, any of the conditions precedent to the obligations of a party under this Agreement other than those set forth in Section 9 may be waived, in whole or in part, by the other party in a writing signed and delivered by the authorized officers of the waiving party.

14.                                 NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by overnight courier, telecopy or certified mail, addressed to either party at One Financial Center, Boston, Massachusetts 02111, Attention: Secretary.

15.                                 MISCELLANEOUS.

The Reorganization of an Acquired Fund into a corresponding Acquiring Fund (including any representations and warranties made and conditions precedent required to occur in connection therewith) shall not be conditioned on any other Reorganization contemplated either under this Agreement or any other agreement and plan of reorganization, except that the consummation of the Reorganization of each of Galaxy Institutional Government Money Market Fund and Galaxy Government Money Market Fund into Columbia Government Plus Reserves shall be conditioned on both such Reorganizations being consummated.

16.                                 HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; NON- RECOURSE.

16.1.                        The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.2.                        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

16.3.                        This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

16.4.                        This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

16.5         A copy of the Declaration of Trust of The Galaxy Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of The Galaxy Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and properties of the Acquired Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first written above.

NATIONS FUNDS TRUST
for itself and on behalf of Columbia Government Plus Reserves, Nations Government Reserves, Nations Money Market Reserves, Nations New York Tax-Exempt Reserves, Nations Tax-Exempt Reserves and Nations Treasury Reserves

THE GALAXY FUND
for itself and on behalf of Galaxy Government Money Market Fund, Galaxy Institutional Government Money Market Fund, Galaxy Institutional Treasury Money Market Fund, Galaxy Money Market Fund, Galaxy New York Municipal Money Market Fund, Galaxy Tax-Exempt Money Market Fund and Galaxy U.S. Treasury Money Market Fund

By:	By:

R. Scott Henderson Secretary	Christopher L. Wilson President

COLUMBIA MANAGEMENT ADVISORS, INC.

By:

R. Scott Henderson Secretary

Appendix A

SHAREHOLDERS IN THIS ACQUIRED FUND SHARE CLASS		WOULD RECEIVE THESE ACQUISITION SHARES OF THIS ACQUIRING FUND IN THE REORGANIZATION

Galaxy Institutional Government Money Market Fund	è	Columbia Government Plus Reserves (shell fund)
Institutional Shares		Capital Class Shares
Select Shares		Trust Class Shares
Preferred Shares		Adviser Class Shares
Retail A Shares
Galaxy Government Money Market Fund	ì	G-Trust Shares
Retail A Shares
Trust Shares

Galaxy Institutional Treasury Money Market Fund	è	Nations Treasury Reserves
Institutional Shares		Capital Class Shares
Select Shares		Trust Class Shares
Preferred Shares		Adviser Class Shares

Galaxy Money Market Fund	è	Nations Money Market Reserves
Retail A Shares		Retail A Shares (shell class)
Trust Shares		G-Trust Shares (shell class)

Galaxy New York Municipal Money Market Fund	è	Nations New York Tax-Exempt Reserves
Retail A Shares		Retail A Shares (shell class)
Trust Shares		G-Trust Shares (shell class)

Galaxy Tax-Exempt Money Market Fund	è	Nations Tax-Exempt Reserves
Retail A Shares		Retail A Shares (shell class)
Trust Shares		G-Trust Shares (shell class)

Galaxy U.S. Treasury Money Market Fund	è	Nations Government Reserves
Retail A Shares		Retail A Shares (shell class)
Trust Shares		G-Trust Shares (shell class)